C O P Y

                                                          ORIGINAL FILED
                                                           DEC - 8 2010
                                                            LOS ANGELES
                                                          SUPERIOR COURT


                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                 FOR THE COUNTY OF LOS ANGELES, CENTRAL DISTRICT

Socius CG II, Ltd.,                    ) Case No. BC450712
                                       )
     Plaintiff,                        ) Assigned For All Purposes To:
                                       ) The Honorable Teresa Sanchez-Gordon
v.                                     )
                                       ) ////////// ORDER APPROVING
MusclePharm Corporation and Does 1-10  ) STIPULATION FOR SETTLEMENT OF
Inclusive,                             ) CLAIM
                                       )
     Defendants.                       ) Date:  December 8, 2010
                                       ) Time:  8:30 a.m.
                                       ) Dept.: 74
                                       )
                                       ) Complaint Filed: December 6, 2010
                                       ) Trial Date:      None Set

     The unopposed Ex Parte Application For Court Order Approving Stipulation

for Settlement of Claim ("Application"), filed by plaintiff Socius CG II,

Ltd. ("Socius"), came on for hearing on December 8, 2010 at 8:30 am in

Department 74 of the above-entitled court, the Honorable Teresa Sanchez-

Gordon, Judge presiding.

     The Court, having reviewed the Application, having been presented with a

Stipulation for Settlement of Claim (the "Stipulation"), a copy of which is attached as Exhibit A to the Application, and after a hearing upon the fairness, adequacy and reasonableness of the terms and conditions of the issuance of shares of the common stock ("Common Stock") of defendant

MusclePharm Corporation, fka Muscle Pharm, LLC ("MusclePharm") to Socius in


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           [PROPOSED] ORDER APPROVING SETTLEMENT OF CLAIM


exchange for the extinguishment of said claim, IT IS THEREFORE ORDERED AS

FOLLOWS:

     1.  The Stipulation is approved in its entirety.

     1.  Socius owns a bona fide claim against MusclePharm in the amount of

$375,000.00 (the "Claim").  Socius purchased the Claim from WEC Products,

LLC, dba World Extreme Cagefighting ("WEC"), a creditor of MusclePharm,

pursuant to a Claim Purchase Agreement dated December 3, 2010.  MusclePharm became indebted to WEC for fees pursuant to a Sponsorship Agreement between

MusclePharm and WEC dated November 18, 2009.  WEC issued two invoices to

MusclePharm, in the aggregate amount of $500,000.00, for certain fees due and payable under the Sponsorship Agreement.  Of that amount, MusclePharm has paid only $125,000.000.  The total amount currently due and payable under both invoices is $375,000.00.

     2.  In full and final settlement of the Claim, MusclePharm will issue and deliver to Socius or its designee 7,800,000 shares of Common Stock (the

"Settlement Shares"), with the number of Settlement Shares being approximately equal, immediately subsequent to such issuance, to 9.2% of the total number of shares of Common Stock outstanding on the date of the

Stipulation, subject to adjustment as set forth below to reflect the intention of the parties that the total number of shares issued be based upon an average trading price of the Common Stock for a specified period of time subsequent to entry of this Order.  Under no circumstances whatsoever may the number of Settlement Shares issued to Socius or its designee exceed 9.99% of the total number of shares of Common Stock outstanding on the date of issuance.

     3.  No later than the first trading day following the date that the

Court enters this Order, MusclePharm shall:  (i) immediately issue the number of shares of Common Stock required by paragraph 2 above to Socius' or its designees' balance account with The Depository Trust Company (DTC) through the Fast Automated Securities Transfer (FAST) Program of DTC's

Deposit/Withdrawal Agent Commission (DWAC) system, without any restriction on transfer, time being of the essence, by transmitting via facsimile and overnight delivery such irrevocable and unconditional instruction to

MusclePharm's stock transfer agent, and (ii) cause its legal counsel to issue an opinion to MusclePharm's transfer agent, in form and substance acceptable to both parties and such transfer agent, that the shares may be so issued


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           [PROPOSED] ORDER APPROVING SETTLEMENT OF CLAIM


(such issuance, the "Initial DWAC Issuance", and the date upon which such issuance is complete, the "Initial DWAC Issuance Date").

     4.  The total number of shares of Common Stock to be issued to Socius or its designee in connection with the Stipulation and this Order shall be adjusted on the 21st trading day following the Initial DWAC Issuance Date

(the 20 trading day period following the Initial DWAC Issuance Date, the

"True-Up Period", and the 21st trading day following the Initial DWAC

Issuance Date, the "True-Up Date"), as follows:  (i) if the number of "VWAP

Shares" (as defined below) exceeds the number of Settlement Shares, then

MusclePharm will issue and deliver to Socius or its designee, as DWAC shares,

additional shares of Common Stock equal to the difference between the number of VWAP Shares and the number of Settlement Shares, and (ii) if the number of

VWAP Shares is less than the number of Settlement Shares, then Socius or its designee will return to MusclePharm for cancellation that number of shares equal to the difference between (x) the total number of VWAP Shares and (y)

the number of Settlement Shares issued in the Initial DWAC Issuance.

          a.  The number of VWAP Shares shall be equal to (i) $375,000.00 divided by 70% of the trading volume weighted average price as reported by

Bloomberg LP (the "VWAP") of the Common Stock over the True-Up Period, plus

(ii) Socius' actual legal fees, expenses and costs incurred through the True-

Up Date, with the total dollar amount divided by the VWAP of the Common Stock over the True-Up Period.

          b.  If, at any time during the True-Up Period, the trading price of the Common Stock declines by 10% or more from the trading price on the

Initial DWAC Issuance date, Socius may deliver a written notice to

MusclePharm by facsimile or e-mail requesting that a specified number of additional shares of Common Stock be delivered and containing the calculation for the number of additional shares requested.  Socius may in its sole discretion deliver one or more such notices during the True-Up Period.

Within one trading day following delivery of each such notice, MusclePharm shall deliver to Socius or its designee, in compliance with the procedure set forth in paragraph 3 above (including, without limitation, issuance of the legal opinion to the transfer agent at MusclePharm's sole cost and expense),

the number of additional shares of Common Stock requested in the notice.

          c.  In no event shall the number of shares of Common Stock issued


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           [PROPOSED] ORDER APPROVING SETTLEMENT OF CLAIM


to Socius or its designee in connection with the settlement of the Claim,

aggregated with all shares of Common Stock then owned or beneficially owned or controlled by, collectively, Socius and its affiliates, at any time exceed

9.99% of the total number of shares of Common Stock then outstanding.

     5.  For so long as Socius and/or any of its affiliates holds any shares of Common Stock of MusclePharm, neither Socius nor any of its affiliates will: (i) vote any shares of Common Stock owned or controlled by it, or solicit any proxies or seek to advise or influence any person with respect to any voting securities of MusclePharm, or (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) Socius or any of its affiliates acquiring additional securities of MusclePharm, alone or together with any other person, which would result in Socius and its affiliates collectively beneficially owning or controlling, or being deemed to beneficially own or control, more than 9.99% of the total outstanding

Common Stock or other voting securities of MusclePharm, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation,

involving MusclePharm or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of MusclePharm or any of its subsidiaries, (d) any change in the present board of directors or management of MusclePharm,

including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of MusclePharm, (f) any other material change in MusclePharm's business or corporate structure, (g) changes in MusclePharm's charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of MusclePharm by any person, (h) causing a class of securities of MusclePharm to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) causing a class of equity securities of MusclePharm to become eligible for termination of registration pursuant to Section 12(g)(4)

of the Securities Exchange Act of 1934 (the "Exchange Act"), or (j) taking any action, intention, plan or arrangement similar to any of those enumerated above.  The provisions of this paragraph may not be modified or waived without further order of the Court.

     6.  MusclePharm shall file a Form 8-K Report pursuant to Section 13 or

Section 15(d) of the Exchange Act in connection with the issuance of shares pursuant to this Order.


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           [PROPOSED] ORDER APPROVING SETTLEMENT OF CLAIM


     7.  This Order ends, finally and forever (i) any claims to payment or compensation of any kind or nature which Socius had, now has, or may assert in the future against MusclePharm arising out of the Claim, and (ii) any claims, including without limitation for offset or counterclaim, which

MusclePharm had, now has, or may assert in the future against Socius arising out of the Claim.  In this regard, and subject to compliance with this Order,

effective upon the execution of this Order, each party hereby releases and forever discharges the other party, including all of the other party's employees, officers, directors, affiliates and attorneys, from any and all claims, demands, obligations (fiduciary or otherwise), and causes of action,

whether known or unknown, suspected or unsuspected, arising out of, connected with, or incidental to the Claim.

     8.  This action is hereby dismissed with prejudice, provided that the

Court shall retain jurisdiction with regard to the Claim to enforce the terms of this Order.

     9.  The Stipulation and this Order may be enforced by any party to the

Stipulation by a motion under California Code of Civil Procedure section

664.6, or by any procedure permitted by law in the Superior Court of Los

Angeles County.  Pursuant to the Stipulation, each party thereto further waives a statement of decision, and the right to appeal from this Order after entry.  Except as expressly provided herein, each party shall bear its own attorney's fees, expenses and costs with regard to the Stipulation and this

Order.

     IT IS SO ORDERED.

DATED: 12-8-10                      /S/ THERESA SANCHEZ-GORDON
                                    JUDGE OF THE SUPERIOR COURT










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           [PROPOSED] ORDER APPROVING SETTLEMENT OF CLAIM